SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.  20549

SCHEDULE 13G
Under the Securities Exchange Act of 1934

Exhibit A

The Schedule 13G to which this attachment is appended is filed by U.S. Bancorp on behalf of the following
subsidiary or subsidiaries listed below:

U.S. Bank National Association					BK
601 2nd Avenue South
Minneapolis, MN  55402-4302